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                                  EXHIBIT 23.2


                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Neoware Systems, Inc.:

We consent to the use of our report dated August 23, 2002, with respect to the consolidated balance sheet of Neoware Systems, Inc. as of June 30, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


Philadelphia, Pennsylvania
August 11, 2003